UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 398-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange
Preferred Stock Purchase Rights	FLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06	Material Impairments.

Fluor Corporation (the “Company”) continues assessing disruptions in the markets in which it operates resulting from the outbreak of the novel strain of coronavirus ("COVID-19") and the steep decline in commodity prices that occurred in the first quarter of 2020. Both of these events created significant uncertainty and economic volatility and disruption in certain sectors, which have affected and may continue to directly and indirectly affect certain aspects of our business operations. Because of these events, the Company performed interim impairment testing of its goodwill, intangible assets and its equity method investments. The Company also evaluated the impact of these events on its reserves for credit risk and the fair value of its assets held for sale. The Company concluded its assessments of these areas in September 2020. While uncertainty exists concerning the magnitude of the financial impacts and the duration of the disruptions that could result from these events, the Company expects to recognize non-cash charges ranging from $450 million to $475 million during the first quarter of 2020. These charges include the impairment of goodwill, intangibles, equity method investments, assets held for sale and technology assets, as well as losses associated with reserves for changes in credit risk. The Company expects to record these items in the first quarter of 2020 when the Company files its Form 10-Q for that quarter.

As of August 31, 2020, the Company's cash balance was $2.1 billion. The Company continues to have adequate liquidity to meet all operational and project needs, and has no outstanding loans under its revolving credit facilities.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 8, 2020, the Audit Committee of the Company’s Board of Directors, in consultation with management, reached a determination that the Company’s previously issued financial statements for the years ended December 31, 2018, 2017 and 2016, and for each of the interim quarterly periods for 2018 and 2019 should not be relied upon because the Company has identified material errors contained in those financial statements. The Company has determined that it is appropriate to restate the previously issued financial information to correct the identified errors.

As previously disclosed on a Current Report on Form 8-K furnished on February 18, 2020, the Securities and Exchange Commission (“SEC”) is conducting an investigation of the Company’s previously issued financial information and has requested documents and information related to projects for which the Company recorded charges in the second quarter of 2019. In the course of responding to the SEC’s data requests and conducting its own internal review, the Company commenced a review of its previously issued accounting results and the related internal controls, which has been supported by external counsel and forensic accountants and has been overseen by a special committee of independent members of the Board of Directors (the “Special Committee”) since the Special Committee’s formation.

As a result of findings from this review:

•	the Company has identified material errors in accounting for its Radford Nitrocellulose project (the “Project”). These errors cause the Company’s financial statements for the periods described above to be materially incorrect. The errors arose from a failure to timely recognize changes in forecasted project costs and from errors in estimating the amount of variable consideration for the Project. As a result, the Company incorrectly recognized revenue and projected losses during the periods described above.
•	the Company has also identified quantitatively immaterial errors for each annual period that will also be corrected for the periods described above.
•	the Company anticipates that its 2019 Form 10-K will also disclose material weakness in its internal controls over financial reporting, arising from matters identified in the internal review.
•	the Company has not identified any errors to the previously reported cash and debt balances.
•	the Company estimates that the entirety of the proposed adjustments will negatively impact the cumulative pretax earnings reported through September 30, 2019 by $3.8 million.

The Company’s internal review is ongoing and the Company may identify further errors. There can be no assurance that the actual effects of the error corrections will be only as described above. The Company is working diligently to complete its Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”), and while there remains work to be completed and there are no assurances as to timing, it still expects to file before September 30, 2020. Additionally, due to the delays in filing the 2019 Form 10-K, the Company will be further delayed in filing its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 and may be delinquent in reporting for September 30, 2020.

The Company has discussed the foregoing matters disclosed in this Item 4.02 with Ernst & Young LLP (“EY”), the Company's independent registered public accounting firm.

Item 8.01	Other Events.

On August 11, 2020, the Company received a notice dated August 5, 2020 (the “Notice”) from Wells Fargo Bank, National Association, as Trustee (the “Trustee”), with respect to our unsecured debt facilities under the Indenture dated as of September 8, 2011 and the Third, Fourth, and Fifth Supplemental Indentures between and among the Company and the Trustee (collectively, the “Indenture”). The notice alerted the Company that it had failed to comply with three covenants due to the Company’s failure to: (i) deliver to the Trustee an officer’s certificate as and when required by Section 3.04 of the Indenture, (ii) file the Company’s annual financial report with the Trustee as and when required by Section 4.03(a) of the Indenture, and (iii) file the Company’s quarterly financial report with the Trustee as and when required by Section 4.03(a) of the Indenture (collectively, the “Covenant Failures”). The Notice further asserted a “notice of default” under the Indenture and demanded that the Company remedy all three defaults. Finally, the Notice asserted that under Section 5.01(c) of the Indenture, upon continuance of any of the defaults for a period of 90 days after receipt of the Notice (the “Cure Period”), the defaults shall (unless deleted or modified pursuant to the Indenture) become an Event of Default under Section 5.01(c) of the Indenture. Under Section 5.01 of the Indenture, if an Event of Default under Section 5.01 occurs and is continuing, then the Trustee by notice in writing to the Company may declare the principal of all series of securities outstanding under the Indenture to be due and payable immediately. While there remains work to be completed and there are no assurances as to timing, the Company expects to cure the Covenant Failures before the expiration of the Cure Period.

The above statements contain forward-looking statements that are based on the Company’s current expectations. The final amounts and disclosure of error corrections will be included in the 2019 Form 10-K after the Company has completed its internal review. See “Caution Regarding Forward-Looking Statements” below.

Caution Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, the Company’s expectations as to the filing of its annual report on Form 10-K and quarterly reports on Form 10-Q, the materiality or significance of the misstatements and adjustments identified as a result of the Company’s review of its financial statements, and any anticipated conclusions of the Company, the Audit Committee, the Special Committee or the Board of Directors. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from management’s current expectations include, among other things, the severity and duration of the COVID-19 pandemic and actions by governments, businesses and individuals in response to the pandemic, including the duration and severity of economic disruptions; the risk that additional information may arise out of the continuing internal review or otherwise prior to the expected filing with the SEC of the restated financial statements; the ultimate conclusions of the Special Committee (and the timing of the conclusions) concerning matters relating to the internal review; the timing of the review by, and the ultimate conclusions of, EY regarding the internal review and the Company’s financial statements; and the risk that the completion and filing of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q will take longer than expected. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2020	FLUOR CORPORATION

	By:	/s/ Joseph L. Brennan
Joseph L. Brennan
Executive Vice President and Chief Financial Officer